Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways Group, Inc.:
We consent to the use of our report dated February 17, 2009, except as to note 1(u) and note 1(v), which are as of December 3, 2009, with respect to the consolidated balance sheets of US Airways Group, Inc. and subsidiaries as of December 31, 2008, and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2008, and to the use of our report dated February 17, 2009 on the effectiveness of internal control over financial reporting as of December 31, 2008, both incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
Our report on the consolidated financial statements dated February 17, 2009, except as to note 1(u) and note 1(v), which are as of December 3, 2009, contains an explanatory paragraph that states that US Airways Group, Inc. adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, and the measurement date provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan. Our report also refers to a change in accounting for convertible debt instruments in accordance with Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which became effective January 1, 2009.
/s/ KPMG LLP
Phoenix, Arizona
December 3, 2009

Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways, Inc.:
We consent to the use of our reports dated February 17, 2009, with respect to the consolidated balance sheets of US Airways, Inc. and subsidiaries as of December 31, 2008, and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
Our report on the consolidated financial statements dated February 17, 2009 contains an explanatory paragraph that states that US Airways, Inc. adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, and the measurement date provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan.
/s/ KPMG LLP
Phoenix, Arizona
December 3, 2009